UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
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On June 20, 2025, Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”) is issued a Press Release providing important information prompting a need for changes in Shareholders Record Date and Annual Shareholder Meeting Date. The Record Date for the 2025 Annual Meeting is now June 20, 2025. The meeting date for the 2025 Annual Meeting is now Tuesday, July 15, 2025 at 10 AM Central Time. See below for additional details. See Exhibit 99.1 for copy of Press Release noted below for quick reference.

Exhibit Index

Exhibit Number	Exhibit Description
99.1	News Release - Silver Star Properties REIT, Inc. dated June 20, 2025 - Change in Record Date and Shareholder Meeting Date

June 20, 2025

Dear Shareholders,

Hartman hand-picked each of us to serve on the Board of Directors of Silver Star based on our experiences, including significant track records of taking companies public and successfully leading publicly traded companies. While serving as independent directors, we discovered and witnessed so many instances of Hartman’s bad management, poor judgment and use by Hartman of Company funds and time for his personal use. We finally had to terminate him as CEO, like what happened to Hartman in 2006 with another company. That really hurt his ego. He stayed on the board until he was removed in January 2024.

We came to understand that he was not qualified to run Silver Star but we didn’t know just how right we were and how wrong he was, until he, disrupted an ongoing refinance and disrupted property sales and started a proxy war. We could not have imagined that he would play so dirty, enact inappropriate legal maneuvers, sow chaos, mislead you and outright lie.

He has misled you by stating that he is on the Board of Silver Star – He is not! He spins that the vote was illegal or wrongfully counted. The consent vote, in truth, was held by the courts in Maryland to be legal and the court, not us, ordered the votes counted. We didn’t count the vote in house; an independent proxy tally firm did it and published the certified vote results. We provided the certified tally to you, the shareholders, and it was resounding.

Hartman is so desperate, it’s not enough that he took your money and broke his promises, now, he is trying to disenfranchise your 2024 vote with deception and confusion. Now, he is trying to steal the upcoming election. He has put out information to not vote at the annual meeting, which is contrary to statements he made to the judge and the ruling by the judge. The judge clearly expected to have a full vote of the shareholders. Acting in any manner to stop the vote would be contrary to pursuing a full vote. He is interfering with the day-to-day business of Silver Star by posing as a member of the board and is obstructing the business judgment of the Executive Committee. The Board of Directors of Silver Star has a legal and moral duty to protect your interests.

To that end, we have decided to give you more time to digest the recent information that has just been uncovered and distributed to you. You have a right to know about Hartman’s Hush Money, his moral corruption, his credibility issues, his mismanagement of your Company and his cover ups. He was a terrible operator, but he is good at spinning, empty promises and hiding things, even from us but he cannot hide anymore. We stand united and in his way.

Collectively, we have been involved in dozens of proxy fights but never have been faced with such outright lies. Hartman comes with misleading and often false data, little evidence, little proof, and a lot of fiction. He is not to be taken seriously. His bad reputation means Wall Street will avoid him, Lenders will avoid him, and you should avoid him. He has twisted the truth and violated good business practices for so many years that it finally caught up with him. He might have gotten away with it except a whistle blower rose up to direct us to his business corruption, moral corruption and Hush Money payment to a former employee. He single-handedly ruined the tenured career of an employee and how many others has he harmed? Hartman has tried to confuse the issues, sow confusion and mislead you. Hartman has tarnished the Silver Star, and we are working hard to shine it up.

For you to have the real picture and make an educated decision based on truth, you need time, you need to digest the data that we have provided, Hartman’s dismal performance, and his moral dilemma. That necessitates that the July 7, 2025, Shareholder Meeting must be postponed until July 15, 2025, and the record date moved to June 20, 2025.

The Board of Directors makes this clear-headed decision based in law, and the court’s decision, to ensure that you will not be disenfranchised, and the business judgment of the board can be carried out to the maximum benefit of the shareholders.

We will continue to stand strong for you. You need to know we get nothing out of this, at all, unless you do. If you reward Hartman for his deception, deceit and deviant behavior with your vote to liquidate, you will receive nothing in return for your investment, it’s just that simple. Look at the facts, dig into the pedigrees, experience and successes of the Board that you have already elected and let’s move forward to making Silver Star a shining star.

We respectfully request your continued support at this pivotal moment. Vote FOR the strategic pivot to self-storage, thereby securing your investment’s long-term value and fortifying our collective future.

Voting instructions have been provided via email and postal mail. For convenience, you can also visit our proxy website at https://web.viewproxy.com/silverstarreit/2025.

Together, we can move forward decisively, strengthening our company and safeguarding your investment.

Thank you for your continued confidence and support.

Gerald Haddock, Jack Tompkins & James Still
The Board of Directors
Silver Star Properties REIT, Inc.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company has filed with the SEC a definitive proxy statement on Schedule 14A on May 29, 2025, containing relevant documents with respect to its solicitation of proxies for the Company’s 2025 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.

Participants in the Solicitation

Silver Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2025 Annual Meeting. Information regarding Silver Star’s directors and executive officers is contained in the definitive proxy statement. As of June 20, 2025, the Silver Star Executive Committee, current directors, other than Allen Hartman, and executive officers beneficially owned approximately 3,517,313 shares, or 1.89%, of Silver Star common stock. Additional information regarding the interests of such participants is included in the definitive proxy statement and is available free of charge at the SEC’s website at www.sec.gov.

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Forward-Looking Statements: This message contains a number of forward-looking statements. Because such statements include a number of risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and investors should not place undue reliance on any such statements. Forward-looking statements can often be identified by words such as “continues,” “can,” expect,” “intend,” “will,” “anticipate,” “estimate,” “may,” “plan,” “believe” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s search for a new auditor and its hope that a new auditor can be engaged in the near future and that its annual report on Form 10-K can be completed and publicly filed; the continuation of the examination of the current operations of Southern Star; the Company’s intent to consider various alternatives, including the possible sale of Southern Star, the sale of specific assets within individual DSTs and dissolution of the respective trusts, and/or the outsourcing of various aspects of Southern Star’s operations; the Company’s plan to update investors with respect to the status of Southern Star as appropriate; the Company’s expectations and beliefs regarding the Hartman litigation; the timing and ultimate resolution of the various litigation, fight for corporate control and other matters involving Hartman; the continued execution of the Company’s strategy of pivoting into the self-

storage space; the Company’s continual evaluation of its legacy assets in order to maximize shareholder value; the Company’s policy to not dispose of any asset for less than its maximum determinable value and to maximize earnings and value; the implications to the Company of the assignment of an OTC trading symbol for its common stock; whether the Company may be subject to certain FINRA rules; any actions the Company may need to take to comply with any FINRA rules; the Company’s continual evaluation of various options to provide greater shareholder liquidity, including its intention to seek listing of its common stock on a securities exchange or admission to over-the-counter trading, a public offering, a listing of the common stock on an exchange or admission to OTC trading without a public offering, and merger and/or acquisition opportunities; the Company’s belief that further legal action could ensue to unwind the issuance of common shares under the Rights Plan if Hartman prevails in his efforts to set aside or invalidate the Rights Plan or to cause the dilutive issuance of additional common shares to Hartman, as well as any further action Hartman may take to prevent other Company shareholders from receiving benefits under the Rights Plan. None of the foregoing are guarantees or assurances of future outcomes or results and all are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.